SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 10, 2011 (March 9, 2011)

Universal Display Corporation
(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-12031	23-2372688
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

375 Phillips Boulevard
Ewing, NJ	08618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (609) 671-0980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement.

On March 9, 2011, the Registrant and Motorola Solutions, Inc. (f/k/a Motorola, Inc.) (“Motorola”) entered into a Patent Purchase Agreement (the “Purchase Agreement”) under which the Registrant has purchased a portfolio of 74 issued U.S. patents, as well as numerous foreign counterparts in various countries (collectively, the “Patent Properties”) from Motorola.  The Purchase Agreement effectively terminates that certain License Agreement between the Registrant and Motorola dated as of September 29, 2000 (the “License Agreement”), under which Motorola had licensed the Patent Properties to the Registrant.

The Purchase Agreement eliminates any obligation of the Registrant to make additional royalty payments to Motorola under the License Agreement.  The assignment and transfer of the Patent Properties to the Registrant includes all existing and future claims and causes of action for any infringement of the Patent Properties.  In consideration for this assignment and transfer of the Patent Properties, the Registrant has agreed to make a one-time cash payment to Motorola, and to grant Motorola a royalty-free, non-exclusive and non-sublicensable license under the Patent Properties for use by Motorola and its affiliates in their respective businesses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL DISPLAY CORPORATION

Dated: March 10, 2011	By: /s/ Sidney D. Rosenblatt
Sidney D. Rosenblatt
Executive Vice President, Chief Financial Officer, Treasurer and Secretary